Exhibit 10.3

VOTING SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT, dated as of July __, 2026 (this “Agreement”), is entered into by and among the investors listed on the signature page hereto (collectivity, the “Investor”), and each of the individuals or entities listed on the signature pages hereto (each, a “Stockholder” and, together, the “Stockholders”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Glucotrack, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), is entering into that certain Securities Purchase Agreement, dated as of July 14, 2026, by and among the Company and the Investor (the “Purchase Agreement”), pursuant to which the Company will issue and sell to the Investor senior secured convertible promissory notes (collectively, the “Note”) and warrants to purchase shares of Common Stock (as defined in the Purchase Agreement) of the Company (the “Warrants”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

B. As a condition and inducement to the willingness of the Investor to enter into the Purchase Agreement and to purchase the Note and Warrants, the Investor has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement with the Investor with respect to all shares of Company Common Stock beneficially owned by such Stockholder as of the date hereof, as set forth opposite such Stockholder’s name on Schedule I, together with any additional shares of Company Common Stock or other voting securities of the Company that such Stockholder acquires beneficial ownership of after the date hereof, whether by purchase, exercise of Company Stock Options, conversion, exchange, dividend, distribution or otherwise (collectively, the “Subject Shares”).

AGREEMENT

The parties to this Agreement, intending to be legally bound, and for and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as set forth herein:

SECTION 1 VOTING AGREEMENT; GRANT OF PROXY

1.1 Voting Agreement.

(a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Company Common Stock, however called (each, a “Stockholder Meeting”), and in connection with any written consent of the holders of shares of Company Common Stock, such Stockholder shall, unless the Investor votes the Subject Shares pursuant to the proxy granted by Section 1.2, vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(i) in favor of (A) the Stockholder Approval; (B) if submitted to the Company’s stockholders for approval, a Capital Event; and (C) without limitation of the preceding clauses, the approval of any proposal to adjourn or postpone the Stockholder Meeting to a later date if there are not sufficient votes for adoption of the Proposals on the date on which the Stockholder Meeting is held (the Stockholder Approval and any such Capital Event, collectively, the “Proposals”); and

(ii) against (A) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Purchase Agreement; and (B) any action, proposal, transaction or agreement that would reasonably be expected to impede, delay, or adversely affect the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the Stockholder Approval) or the Proposals in any material respect.

(b) Subject to the proxy granted under Section 1.2, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally; provided that such vote or consent would not reasonably be expected to frustrate the purposes, or prevent or delay consummation, of the Proposals in any material respect.

1.2 Irrevocable Proxy.

(a) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Subject Shares that conflict with this Agreement. Each Stockholder hereby irrevocably appoints the Investor as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to (i) vote, express consent or dissent or issue instructions to the record holder of such Stockholder’s Subject Shares to vote such Subject Shares in accordance with the provisions of Section 1.1 at any Stockholder Meeting, and (ii) grant or withhold, or issue instructions to the record holder of such Stockholder’s Subject Shares to grant or withhold, in accordance with the provisions of Section 1.1, all written consents with respect to the Subject Shares.

(b) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.3. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with, and granted in consideration of and as an inducement to the Investor entering into the Purchase Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1.1. The Investor covenants and agrees with each Stockholder that the Investor will exercise the foregoing proxy consistent with the provisions of Section 1.1.

SECTION 2 REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to the Investor as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Section 2.1 shall be made as of the date hereof and as of the date of each Stockholder Meeting):

(a) Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

(b) Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder and, assuming the due authorization, execution and delivery hereof by the Investor, is enforceable against such Stockholder in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents, (B) assuming that each of the filings referred to in Section 2.1(c)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or judgment, decree, injunction, rule or order of any arbitrator or Governmental Entity (a “Judgment”) applicable to such Stockholder, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or result in the creation of a Lien upon such Stockholder’s Subject Shares, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any NASDAQ rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d) Ownership of Subject Shares. As of the date hereof, such Stockholder is, and at all times during the Agreement Period will be, the record and beneficial owner (for purposes of this Agreement, as defined in Rule 13d-3 under the Exchange Act) of such Stockholder’s Subject Shares free and clear of any Liens and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer under the Securities Act. Except as otherwise disclosed on Schedule I, the Subject Shares set forth on Schedule I opposite the name of such Stockholder constitute (i) all of the shares of Company Common Stock held by such Stockholder as of the date hereof and (ii) all of the shares of Company Common Stock subject to Company Stock Options held by such Stockholder which are exercisable as of the date hereof or will become exercisable within 60 days thereafter. Other than as set forth or otherwise disclosed on Schedule I (and excluding any shares of Company Common Stock subject to Company Stock Options held by such Stockholder which will become exercisable more than 60 days after the date of this Agreement), as of the date hereof, such Stockholder does not beneficially own any (x) shares of capital stock or other voting securities of or ownership interests in the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, or (z) warrants, calls, options or other rights to acquire from the Company any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.

(e) Proxy. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no legal, administrative or arbitral proceeding, suit, claim, arbitration, mediation, action, investigation or demand (a “Legal Proceeding”) pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder’s Subject Shares) that could reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Reliance. Such Stockholder understands and acknowledges that the Investor is entering into the Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from the Investor or any of its Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

2.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants, as of the date hereof and as of the date of each Stockholder Meeting, to the Stockholders as follows:

(a) Organization; Authorization. The Investor (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite power and authority necessary to own or lease and operate all of its properties and assets and to carry on its business as it is now being conducted. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor and, assuming the due authorization, execution and delivery hereof by the Stockholders, is enforceable against the Investor in accordance with its terms.

(b) No Conflict.

(i) Neither the execution and delivery of this Agreement by the Investor nor the consummation by the Investor of the transactions contemplated hereby, nor compliance by the Investor with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the Investor’s organizational documents, as amended to the date of this Agreement, (B) assuming that each of the filings referred to in Section 2.2(b)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or Judgment applicable to the Investor, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which the Investor is a party, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any Nasdaq rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby.

SECTION 3 CERTAIN COVENANTS

3.1 No Proxies for, Transfers of, or Liens on Subject Shares.

(a) Except pursuant to the terms of this Agreement, including Section 3.1(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of the Investor, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement that conflict with the proxy granted pursuant to Section 1.2, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (each, a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens to be created on any Subject Shares.

(b) Notwithstanding anything in Section 3.1(a) to the contrary, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (iii) upon the death of such Stockholder, (iv) in the case of a Stockholder that is an entity, to any parent entity, subsidiary or affiliate under common control with such Stockholder, or to a partner or member of such Stockholder, (v) to effect a cashless exercise for the primary purpose of paying the exercise price of Company Stock Options or to cover tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Stock Options or (vi) pursuant to the terms as in effect on the date hereof of a 10b5-1 plan of such Stockholder that is in existence on the date hereof; provided, that a Transfer referred to in clause (i) through (iv) of this Section 3.1(b) shall be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement. In addition, except as otherwise provided on Schedule I, each Stockholder may Transfer up to 20% of such Stockholder’s Subject Shares as a bona fide charitable gift or donation to a charitable entity.

3.2 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that the Company reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed with the SEC or any other disclosure document in connection with the Transactions, and (b) agrees promptly to give to the Company any information related to such Stockholder it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify the Company of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Company hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or NASDAQ.

3.3 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.

3.4 Additional Shares. In the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any shares of Company Common Stock or other voting securities of the Company after the date of this Agreement, whether by purchase, exercise of Company Stock Options, conversion or exchange of other securities, share dividend, distribution or otherwise, such shares shall automatically become subject to the terms of this Agreement and shall constitute Subject Shares for all purposes hereof, including the voting obligations set forth in Section 1.1 and the irrevocable proxy granted pursuant to Section 1.2. Each Stockholder shall promptly notify the Investor in writing of the acquisition of any such additional shares.

3.5 Further Assurances. The Investor and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

SECTION 4 MISCELLANEOUS

4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to the Investor, to:

White Lion Capital LLC

21031 Ventura Blvd

Suite #920

Woodland Hills, CA 91364

Attention: Alan Uryniak, Portfolio Manager

Facsimile: N/A

with copies (which shall not constitute notice) to:

Glaser Weil Fink Howard Jordan & Shapiro LLP

10250 Constellation Boulevard, 19th Floor

Los Angeles, CA 90067

Attention: Marc A. Indeglia, Esq.

Facsimile: N/A

and

if to a Stockholder, to his, her or its address set forth on a signature page hereto, with a copy

4.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

4.3 Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (i) the date the Stockholder Approval has been obtained and (ii) the termination of this Agreement by written notice from the Investor to the Stockholders (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (x) Section 4.1, Section 4.2, Section 4.5, Section 4.9, Section 4.10 and Section 4.15 shall survive such termination, and (y) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful and intentional breach prior to such termination.

4.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Investor any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and the Investor shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

4.5 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Transactions are consummated.

4.6 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the termination of this Agreement.

4.7 Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.8 Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party; provided, however, that the Investor may assign any of its rights hereunder to a wholly owned direct or indirect Affiliate of the Investor without the prior written consent of the Stockholders, but no such assignment shall relieve the Investor of any of its obligations hereunder. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

4.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby agrees that (i) all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) a final Judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 4.9 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

4.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or other Governmental Entity to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

4.13 Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors.

4.14 No Presumption. Each of the parties agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.15 Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder’s Subject Shares. Notwithstanding anything to the contrary in this Agreement, no Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as an employee, officer or director of the Company, and nothing herein (i) shall limit or affect in any way any actions that may hereafter be taken by him, her or it in his, her or its capacity as an employee, officer or director of the Company, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (ii) shall be construed to prohibit, limit or restrict him, her or it from exercising his, her or its fiduciary duties as an employee, officer or director to the Company or its stockholders.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

WHITE LION CAPITAL LLC

By:
Name:
Title:

[HOLDER NAME]

By:

SIGNATURE PAGE

VOTING SUPPORT AGREEMENT

SCHEDULE I

SUBJECT SHARES

Stockholder(s)	Total Number of Subject Shares